Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2019 of our report dated May 1, 2019, except for note 3, which is as of March 3, 2020, with respect to the consolidated financial statements of Viemed Healthcare, Inc. included in this Annual Report (Form 10-K) of Viemed Healthcare, Inc. for the year ended December 31, 2018.
We also consent to the incorporation by reference in the following Registration Statements:

a.	Registration Statement (Form S-8 No. 333-233412) pertaining to the Amended and Restated Stock Option Plan of Viemed Healthcare, Inc., and

b.	Registration Statement (Form S-8 No. 333-233411) pertaining to the Amended and Restated Viemed Healthcare, Inc. Restricted Share Unit and Deferred Share Unit Plan.

of our report dated May 1, 2019, except for note 3, which is as of March 3, 2020, with respect to the consolidated financial statements of Viemed Healthcare, Inc. included in this Annual Report (Form 10-K) of Viemed Healthcare, Inc. for the year ended December 31, 2018.

Chartered Professional Accountants
Public Licensed Accountants
Toronto, Canada
March 3, 2020